COMMON STOCK

CS-001

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Aquinox

Aquinox Pharmaceuticals, Inc.

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 03824B 10 1

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.000001 PAR VALUE PER SHARE, OF

Aquinox Pharmaceuticals, Inc.

(hereinafter, the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and bylaws of the Corporation and all amendments thereto, copies of which are on file with the Transfer Agent to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF FINANCIAL OFFICER
VICE PRESIDENT, FINANCE AND CORPORATE SECRETARY

PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, New York)
Transfer Agent and Registrar

BY

Authorized Signature

FONTS USED: NUMBERING = ARIAL REGULAR - 17PT

INKS USED: •BLACK OFFSET• •PMS 286 OFFSET• •INTAGLIO• •NUMBERING•

*** ARTWORK APPROVAL ***

It is the customer's responsibility to ensure that this proof is correct in all areas. By approving this proof the customer states that he or she has reviewed all elements and assumes sole responsibility and liability for: 1.) copy, color, spelling, grammar, layout, etc. 2.) any errors or omissions including defects in the designation 3.) infringement or interference with trademarks, copyrights, designs, or any other property rights of another. Customer agrees to defend, indemnify and hold Sekuworks, LLC harmless from all expenses, loss or damage resulting from any claim based upon any of the foregoing customer responsibilities. All artwork must be approved by the customer with an authorized email and/or signature before a job can be entered into production.

Aquinox Pharmaceuticals, Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-__________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors
Act __________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

______________________ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated______________________

X ______________________

X ______________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By______________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.